SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: FEBRUARY 7, 2005
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                        1-16725                    42-1520346
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
   of incorporation)                                      Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 7, 2005, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended December 31, 2004. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    Fourth Quarter 2004 Earnings Release




                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:    /S/ MICHAEL H. GERSIE
                                    -------------------------------------------
                                    Name:  Michael H. Gersie
                                    Title: Executive Vice President and Chief
                                           Financial Officer

Date:    February 8, 2005

RELEASE: On receipt
MEDIA CONTACT:     Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT: Tom Graf, 515-235-9500,
                            Investor-Relations@principal.com


       PRINCIPAL FINANCIAL GROUP, INC. REPORTS FOURTH QUARTER 2004 RESULTS

Des Moines, IA (February 7, 2005) -- Principal Financial Group, Inc. (NYSE: PFG) today announced quarterly net income for the three months ended December 31, 2004, of $213.5 million, or $0.70 per diluted share compared to net income of $203.9 million, or $0.63 per diluted share for the three months ended December 31, 2003. The company reported operating earnings of $199.7 million for fourth quarter 2004, up 9 percent compared to $183.1 million for fourth quarter 2003. Operating earnings per diluted share (EPS) for fourth quarter 2004 increased 16 percent to $0.66 compared to $0.57 for the same period in 2003. Operating revenues for fourth quarter 2004 were $2,215.7 million, up 3 percent compared to the same period last year.1
         "The fourth quarter was a very strong finish for The Principal, capping our sixth consecutive year of record operating earnings," said J. Barry Griswell, chairman, president and chief executive officer. "Each of our operating segments achieved record results for the year, contributing to 19 percent EPS growth."
         "We're extremely pleased with our longer-term track record, as well," said Griswell. "Since our IPO, we've achieved a three-year compounded annual growth rate of 10 percent for earnings and 15 percent for earnings per share. We've also improved ROE2 from 8.9 percent at year-end 2001 to 12.3 percent at year-end 2004."
     Additional highlights for the fourth quarter and full year 2004 include:

o Record net income of $825.6 million and record net income per diluted share of $2.62 in 2004.
o    Record  operating  earnings  of $764.8  million  and record EPS of $2.43 in
     2004.
o A seventh consecutive quarter of record operating earnings for the U.S. Asset Management and Accumulation segment, at $134.3 million for fourth quarter 2004, including record earnings for Pension Full Service Accumulation.
o    Record assets under management of $168.7 billion, up 16 percent from 2003.
o Record full service accumulation account values of $68.9 billion, up 23 percent from a year ago, and record full service accumulation deposits of $13.3 billion.
o Strong sales of the company's key retirement and investment products in 2004, including: a record $3.0 billion for mutual funds; a record $2.0 billion for individual annuities; and $5.2 billion for organic full service accumulation, including $1.4 billion in the fourth quarter.

         "During 2004, we remained tightly focused on our fundamentals - delivering innovative retirement and employee benefits solutions, responsive service, and exceptional convenience, choice and value," said Griswell. "We launched Total Retirement Suite and our combined High Deductible Health Plan with Health Savings Account, both high quality, cost effective benefit solutions that respond to evolving employer needs and preferences. We also expanded our array of retirement income management solutions, as well as our role as trusted advisor, adding a wide array of education, tools, and personalized guidance to help employees assess their needs, evaluate their options, and develop and execute a tailored financial plan."
         "Importantly, our ongoing investment in helping customers achieve financial security and success continues to drive strong and improving retention across our businesses, as well as tremendous sales success," said Griswell. "In our largest business, pension full service accumulation, employer-level retention reached an all-time high in 2004, and our participant level retention was double the industry average. In addition, combined sales of our three key retirement and investment products - pension full service accumulation, mutual funds and individual annuities - reached record levels, surpassing $10 billion for the year.
         "Strong contributions from existing retirement plan investors, along with our retention and sales success, has in turn driven significant growth in assets under management (AUM) and account values," said Griswell. "We've achieved a three-year compounded annual growth rate of 17.5 percent for AUM and nearly 15 percent for full service accumulation account values, further evidence of the increasing strength of our businesses. Looking ahead, we remain highly optimistic about the growth opportunities across our businesses. We'll continue to leverage our strengths and execute our customer-focused strategy to deliver sustainable, profitable growth and to create long-term value for shareholders."

     Results for the twelve months ended December 31, 2004:

o Net income increased to a record $825.6 million, or $2.62 per diluted share, compared to net income of $746.3 million, or $2.28 per diluted share, during the same period a year ago.
o Operating earnings increased 15 percent to a record $764.8 million, compared to $667.7 million in the year earlier period. Operating earnings per share increased 19 percent to a record $2.43 per diluted share compared to $2.04 per diluted share in the year earlier period.
o Operating revenues increased 4 percent to $8,418.6 million from $8,063.0 million during the same period a year ago.

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION
         Segment operating earnings for fourth quarter 2004 increased 18 percent to a record $134.3 million, compared to $114.1 million for the same period in 2003, primarily reflecting strong results from pension full service accumulation and Principal Global Investors. Full service accumulation delivered a record $64.6 million of earnings, a 20 percent increase compared to $53.9 million in the prior year quarter. The increase in full service accumulation operating earnings primarily reflects growth in mean account values, but also includes a $6.2 million income tax benefit for a special dividend received in fourth quarter 2004. Principal Global Investors' earnings more than doubled, an increase of $9.3 million, due to increased earnings from the recently acquired Post Advisory Group and from growth of existing commercial real estate operations.
         Operating revenues for the fourth quarter were $1,010.5 million compared to $1,015.7 million for the same period in 2003. Increased fees within the full service accumulation operations due to growth in account values were offset by lower sales of single premium group annuities. The single premium product, which is typically used to fund defined benefit terminations, can generate large premiums from a few customers and therefore tends to vary from period to period. Excluding this product, revenues for the segment increased 4 percent.
         Segment assets under management continued to increase, reaching a record $143.8 billion as of December 31, 2004, an increase of 9 percent from $132.1 billion as of September 30, 2004, and an increase of 19 percent from $120.8 billion as of December 31, 2003. Excluding the fourth quarter 2004 acquisition of ABN AMRO Trust Services, the increase in assets under management would have been 6 percent and 16 percent respectively, compared to September 30, 2004 and December 31, 2003.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
         Segment operating earnings for fourth quarter 2004 were $11.5 million, compared to $8.2 million for the same period in 2003, an increase of 40 percent, primarily the result of increased earnings in the Chilean operations compared to the year earlier period.
         Operating revenues were $147.1 million for fourth quarter 2004 compared to $120.5 million for the same period last year. The increase primarily reflects higher revenues in the Chilean operations due to inflation and stronger currency.
         Assets under management for the segment were $10.2 billion as of December 31, 2004, an increase of 12 percent compared to $9.1 billion as of September 30, 2004, and an increase of 36 percent compared to $7.5 billion as of December 31, 2003.

LIFE AND HEALTH INSURANCE
         Operating earnings for fourth quarter 2004 were $52.9 million compared to $66.4 million for the same period in 2003. The decline for the segment primarily reflects the fourth quarter 2003 conversion to new deferred policy acquisition cost and policy valuation models on some of the company's life and disability products. The conversion lowered amortization expense, which resulted in a $16.7 million increase in operating earnings for the segment in fourth quarter 2003, with no corresponding activity in fourth quarter 2004. The decline also reflects lower earnings in the health division, $9.2 million in fourth quarter 2004, compared to $20.6 million in the year ago quarter, reflecting seasonality and unfavorable claims experience. These declines were only partially offset by improved results in the Specialty Benefits division. Specialty Benefits earnings improved by $9.5 million in fourth quarter 2004 to $18.2 million, reflecting growth overall as well as very favorable claims experience - experience that is not expected to continue in future quarters.
             Operating revenues increased 6 percent to a record $1,063.5 million for the quarter, compared to $1,004.5 million for the same period in 2003, with improvement in all three divisions: increases in Individual Life revenues were primarily driven by higher fees from Universal Life and Variable Universal Life products; increases in Health revenues primarily reflect the JF Molloy acquisition; and increases in Specialty Benefits revenues were driven by strong growth in each of the division's four business lines - group dental/vision, group life, group disability and individual disability insurance.

MORTGAGE BANKING
         The operating earnings of the segment, prior to the July 1, 2004 sale of the mortgage banking operations, reflect only the corporate overhead expenses allocated to the segment. This is pursuant to Statement of Financial Accounting Standard No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS 144"), whereby all revenues and expenses (excluding corporate overhead allocated to the discontinued segment) are reported as discontinued operations. Based on this treatment, there were no operating earnings for the segment in fourth quarter 2004, compared to an operating loss of $4.7 million in the prior year quarter.

CORPORATE AND OTHER
         Operating earnings for fourth quarter 2004 were $1.0 million, compared to operating losses of $0.9 million for the same period in 2003. Because the corporate operations are varied, many items contributed to the variance. The largest contributors to the increase were reduced borrowing costs in the corporate segment, and income on proceeds from the sale of Principal Residential Mortgage, Inc.


FORWARD LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2003, and in the company's quarterly report on Form 10-Q for the quarter ended September 30, 2004, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.


USE OF NON-GAAP FINANCIAL MEASURES

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of our normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure at the end of the release. The company adjusts U.S. GAAP financial measures for items not directly related to ongoing operations. However, it is possible that these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES

In May 2004, concurrent with our announcement to sell the mortgage banking operations, the Board authorized a share repurchase program of up to $700 million. During the quarter, the company repurchased 7.2 million shares for $266.5 million, an average price per share of $37.17. As of December 31, 2004, under this program the company had repurchased 17.5 million shares for $625.0 million, an average price of $35.65 per share. Under all board-authorized programs, in 2004 the company repurchased a total of 21.7 million shares for $772.0 million, an average price of $35.56 per share.


STOCK OPTIONS

The Principal expenses employee stock options and the employee stock purchase plan, resulting in an after-tax expense of $5.6 million and $22.4 million, respectively for the three and twelve months ended December 31, 2004, compared to $3.7 million and $14.3 million, respectively for the three and twelve months ended December 31, 2003.

EARNINGS CONFERENCE CALL

At 9:00 A.M. (CST) tomorrow, Chairman, President and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the Principal Financial Group Investor Relations
(IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. and Canadian callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (U.S. and Canadian callers) or (706) 645-9291
(International callers). The access code for the replay is 3002676. Replays will be available through February 15, 2005. The financial supplement is currently available on our website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP

The Principal Financial Group(R) (The Principal (R))3 is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $168.7 billion in assets under management4 and serves some 14.9 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                       ###

         SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                                             OPERATING EARNINGS* (LOSS) IN MILLIONS
                                                              THREE MONTHS ENDED,          YEAR ENDED,

                                           SEGMENT         12/31/04       12/31/03       12/31/04        12/31/03
---------------------------------------------------- --------------- -------------- -------------- ---------------
             U.S. ASSET MANAGEMENT AND ACCUMULATION          $134.3         $114.1         $499.0          $422.6
---------------------------------------------------- --------------- -------------- -------------- ---------------

    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION            11.5            8.2           40.3            34.5
---------------------------------------------------- --------------- -------------- -------------- ---------------
                          LIFE AND HEALTH INSURANCE            52.9           66.4          256.2           241.2
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                   MORTGAGE BANKING             -             (4.7)         (10.3)          (18.1)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                CORPORATE AND OTHER             1.0          (0.9)          (20.4)          (12.5)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS           199.7          183.1          764.8           667.7
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED            15.9           15.9          (62.3)          (49.3)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS            (2.1)           4.9          123.1           127.9
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                         NET INCOME          $213.5         $203.9         $825.6          $746.3
------------------------------------------------------------------------------------------------------------------



                                                                         PER DILUTED SHARE

                                                          THREE MONTHS ENDED,                YEAR ENDED,
                                                     ------------------------------ ------------------------------
                                                        12/31/04       12/31/03       12/31/04        12/31/03
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS      $ 0.66           $  0.57          $2.43          $2.04
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED        0.05              0.05          (0.20)         (0.15)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS       (0.01)             0.01           0.39           0.39
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                         NET INCOME      $ 0.70           $  0.63          $2.62          $2.28
---------------------------------------------------- --------------- -------------- -------------- ---------------
        WEIGHTED-AVERAGE DILUTED SHARES OUTSTANDING      304.7             323.3          314.7          326.8
---------------------------------------------------- --------------- -------------- -------------- ---------------


*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments we believe are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of our businesses.

                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)
-----------------------------------------------------------------------------------------------------------------
                                                       THREE MONTHS ENDED                   YEAR ENDED
                                                 ---------------- --------------- --------------- ---------------
                                                    12/31/04         12/31/03        12/31/04        12/31/03
                                                 ---------------- --------------- --------------- ---------------
   Premiums and other considerations               $       973.2     $     982.5     $   3,710.0     $   3,630.7
   Fees and other revenues                                 411.6           353.2         1,472.0         1,185.8
   Net investment income                                   828.6           810.2         3,226.5         3,233.4
   Net realized/unrealized capital                          25.3            27.4         (104.8)          (63.2)
   gains/(losses)
                                                 ---------------- --------------- --------------- ---------------
   TOTAL REVENUES                                        2,238.7         2,173.3         8,303.7         7,986.7
                                                 ---------------- --------------- --------------- ---------------
   Benefits, claims, and settlement expenses             1,314.3         1,301.5         4,959.5         4,855.8
   Dividends to policyholders                               77.0            75.2           296.7           307.9
   Operating expenses                                      572.0           528.6         2,165.9         1,998.7
                                                 ---------------- --------------- --------------- ---------------
   TOTAL EXPENSES                                        1,963.3         1,905.3         7,422.1         7,162.4
                                                 ---------------- --------------- --------------- ---------------
   Income from continuing operations before
        income taxes                                       275.4           268.0           881.6           824.3
   Income taxes                                             59.8            40.1           179.1           177.0
                                                 ---------------- --------------- --------------- ---------------
   Income from continuing operations, net of
        related income taxes                               215.6           227.9           702.5           647.3

   Income (loss) from discontinued operations,
        net of related income taxes                         (2.1)          (24.0)          128.8           102.4
                                                 ---------------- --------------- --------------- ---------------
   Income before cumulative effect of
        accounting changes                                 213.5           203.9           831.3           749.7
   Cumulative effect of accounting changes,
        net of related income taxes                          -               -              (5.7)           (3.4)
                                                 ---------------- --------------- --------------- ---------------
   NET INCOME                                      $       213.5     $     203.9     $     825.6     $     746.3

   Less:
   Net realized/unrealized capital gains
        (losses), as adjusted                               15.9            15.9           (62.3)          (49.3)
   Other after-tax adjustments                              (2.1)            4.9           123.1           127.9
                                                 ---------------- --------------- --------------- ---------------
   OPERATING EARNINGS                             $        199.7     $     183.1     $     764.8     $     667.7
                                                 ================ =============== =============== ===============

                        SELECTED BALANCE SHEET STATISTICS

                                                                            PERIOD ENDED
                                                     ------------------------------------------------------------
                                                           12/31/04             12/31/03            12/31/02
                                                     --------------------- -------------------- -----------------
  Total assets (in billions)                                    $   113.8       $   107.8         $    89.9
  Total equity (in millions)                                    $ 7,544.3       $ 7,399.6         $ 6,657.2
  Total equity excluding accumulated other
       comprehensive income (in millions)                       $ 6,231.0       $ 6,228.3         $ 6,021.4
  End of period shares outstanding (in millions)                    300.6           320.7             334.4
  Book value per share                                          $    25.10      $    23.07        $    19.91
  Book value per share excluding accumulated other
      comprehensive income                                      $    20.73      $    19.42        $    18.01



                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                                  THREE MONTHS ENDED               YEAR ENDED
                                                             ----------------------------- ---------------------------
                                                                12/31/04       12/31/03       12/31/04      12/31/03
                                                             -------------- -------------- ------------- -------------
DILUTED EARNINGS PER SHARE:
Operating Earnings                                                    0.66           0.57          2.43          2.04
Net realized/unrealized capital gains/(losses)                        0.05           0.05         (0.20)        (0.15)
Other after-tax adjustments                                          (0.01)          0.01          0.39          0.39
                                                             -------------- -------------- ------------- -------------
Net income                                                            0.70           0.63          2.62          2.28
                                                             ============== ============== ============= =============

BOOK VALUE EXCLUDING OTHER COMPREHENSIVE INCOME:
Book value excluding other comprehensive income                      20.73          19.42         20.73         19.42
Net unrealized capital gains/(losses)                                 4.67           4.03          4.67          4.03
Foreign currency translation                                         (0.28)         (0.37)        (0.28)        (0.37)
Minimum pension liability                                            (0.02)         (0.01)        (0.02)        (0.01)
                                                             -------------- -------------- ------------- -------------
Book value including other comprehensive income                      25.10          23.07         25.10         23.07
                                                             ============== ============== ============= =============
OPERATING REVENUES:
USAMA                                                             1,010.5        1,015.7       3,741.9       3,622.4
IAMA                                                                147.1          120.5         518.4         399.5
Life and Health                                                   1,063.5        1,004.5       4,181.3       4,014.3
Mortgage Banking                                                      -              -             -             -
Corporate and Other                                                  (5.4)           6.9        (23.0)          26.8
                                                             -------------- -------------- ------------- -------------
Total operating revenues                                          2,215.7        2,147.6       8,418.6       8,063.0
Net realized/unrealized capital gains (losses) and
     related fee adjustments                                         23.0           25.7       (114.9)         (76.3)
                                                             -------------- -------------- ------------- -------------
Total GAAP revenues                                               2,238.7        2,173.3       8,303.7       7,986.7
                                                             ============== ============== ============= =============
OPERATING EARNINGS:
USAMA                                                               134.3          114.1         499.0         422.6
IAMA                                                                 11.5            8.2          40.3          34.5
Life and Health                                                      52.9           66.4         256.2         241.2
Mortgage Banking                                                      -             (4.7)        (10.3)        (18.1)
Corporate and Other                                                   1.0           (0.9)        (20.4)        (12.5)
                                                             -------------- -------------- ------------- -------------
Total operating earnings                                            199.7          183.1         764.8         667.7
Net realized/unrealized capital gains (losses)                       15.9           15.9         (62.3)        (49.3)
Other after-tax adjustments                                          (2.1)           4.9         123.1         127.9
                                                             -------------- -------------- ------------- -------------
Net income                                                          213.5          203.9         825.6         746.3
                                                             ============== ============== ============= =============
NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Total net realized/unrealized capital gains (losses)                 15.9           15.9         (62.3)        (49.3)
Add:
Amortization of DPAC and sale inducement costs                       (4.2)          (2.1)         (6.2)         (5.1)
Capital gains distributed                                             3.1            1.3           4.4           3.3
Tax impacts                                                           8.2           10.1         (51.1)        (25.3)
Minority interest capital gains                                       -              0.5           0.3           0.1
Less related fee adjustments:
Unearned front-end fee income                                        (2.0)          (0.5)         (2.1)          4.6
Certain market value adjustments to fee revenues                     (0.3)          (1.2)         (8.0)        (17.7)
                                                             -------------- -------------- ------------- -------------
GAAP net realized/unrealized capital gains (losses)                   25.3          27.4        (104.8)        (63.2)
                                                             ============== ============== ============= =============
OTHER AFTER TAX ADJUSTMENTS:
IRS audit issue                                                       -             28.9           -            28.9
FIN 46 implementation                                                 -              -             -            (3.4)
SOP 03-1 implementation                                               -              -            (5.7)          -
Discontinued operations                                              (2.1)         (24.0)        128.8         102.4
                                                             -------------- -------------- ------------- -------------
Total other after-tax adjustments                                    (2.1)           4.9         123.1         127.9
                                                             ============== ============== ============= =============

--------
1    Use of non-GAAP financial measures discussed on page 4 of this release
2    Operating return on average equity, excluding other comprehensive income
3 "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
4    As of December 31, 2004


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